Exhibit 99.2

Investors:	MBS Value Partners
Betsy Brod, (212) 750-5800

MILLENNIUM CELL RECEIVES NASDAQ DEFICIENCY
NOTICE RELATED TO MINIMUM BID PRICE

Eatontown, NJ—April 25, 2007 —Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology, announced today that it received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market. The letter states that for the last 30 consecutive business days, the bid price of the Company’s stock has closed below the $1.00 minimum per share requirement for continued listing as set forth in Marketplace Rule 4310(c)(4). According to Nasdaq regulations, Millennium Cell will be provided 180 calendar days, or until October 22, 2007, to regain compliance. This letter has no effect on the listing of the Company's common stock at this time.

The Letter also stated that if at any time before October 22, 2007, the bid price of the Company's common stock closes at or above $1.00 per share for a minimum of ten consecutive business days the Company will be provided written notice that it complies with the rule.

Should the Company not be able to demonstrate compliance with the rule by October 22, 2007, Nasdaq staff will determine whether Millennium Cell meets initial listing criteria for The Nasdaq Capital Market except for the bid price requirement.  If the Company meets the initial listing criteria, then it will be granted an additional 180 calendar days to comply. If not, the Company will be notified that its securities will be de-listed from Nasdaq.  At that time, the Company may appeal the determination to delist its securities.

“Millennium Cell is working diligently to regain compliance with Nasdaq’s listing requirements and expects to remain a listed company on this exchange,” commented H. David Ramm, Millennium Cell Chief Executive Officer. “We are committed to preserving and enhancing the value of our shareholders investment in the Company.”

About Millennium Cell
Millennium Cell is a leader in the development of hydrogen battery technology used to power portable applications. Through its proprietary Hydrogen on Demand® fuel cartridges and PowerSkin™ fuel cell modules, the Company provides increased energy density resulting in longer runtime and lighter weight in a compact space. The Company is working with market partners to meet the demand for a better battery in the military, medical, industrial and consumer electronics markets. For more information, visit www.millenniumcell.com.

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Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2006.

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